EXHIBIT 10.2

COMPLETION GUARANTY

This COMPLETION GUARANTY (this “Guaranty”), dated as of October 9, 2026 (the “Effective Date”), made by (i) Spandrel Sponsors Fund II, LP, a Delaware limited partnership, having a primary place of business at c/o Spandrel Development Partners, 370 Lexington Avenue, Suite 700, New York, New York 10017, and (ii) Medalist Diversified Holdings, L.P., a Delaware limited partnership, having a primary place of business at c/o Medalist Diversified, Inc., P.O. Box 8436, Richmond, Virginia 23226  (each a “Guarantor” and, collectively, “Guarantors”), in favor of GLP 2505 LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”).

W I T N E S S E T H:

WHEREAS, Mira SAV Property, LLC, a Delaware limited liability company   (“Borrower”), is party to that certain Loan and Security Agreement, dated as of the date first above written, by and between Borrower and Lender (as amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time, the “Loan Agreement;” capitalized terms which are not defined herein shall have the meaning set forth in the Loan Agreement) and pursuant thereto, delivered to Lender a Note evidencing a loan made thereunder by Lender to Borrower in the original principal amount of $13,800,000.00 (as amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time, the “Note”);

WHEREAS, Guarantors, directly or indirectly, are the legal and beneficial owner of issued and outstanding equity interests of Borrower (the “Equity Interests”), and shall derive direct and indirect benefit from the loan made under the Note; and

WHEREAS, it is a condition precedent to the obligation of Lender to make the loan under the Loan Agreement that Guarantors shall have executed and delivered this Guaranty to Lender in order to secure completion of the Work (as defined in the Loan Agreement) by the Maturity Date or the applicable Extended Maturity Date (if applicable to the extent Borrower has satisfied the Extension Conditions as provided in the Loan Agreement).

NOW, THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Guarantors hereby agree as follows:

1.Guaranty.
(a)Guarantors hereby guarantee to Lender and its successors, endorsees, transferees and assigns the payment of all costs incurred in connection with or related to Completion of the Work, and the performance of all actions required for Completion of the Work (“Completion Guaranty”).  Completion of the Work shall include all amendments, modifications and supplements to the Construction Budget and the Plans, whether or not made with Guarantors’ knowledge or consent.  Guarantors hereby expressly waive such notice and right to consent.
(b)In addition to obligations set forth in clause (a) of this Section 1, Guarantors hereby irrevocably and unconditionally guarantee for the benefit of the Lender:  (1) to advance to Borrower all amounts required to be paid to achieve completion of the Work, (2) to pay the premiums for all policies of insurance required to be furnished by Borrower pursuant to the Loan Documents during the completion of the Work if such premiums are not paid by Borrower, and (3) to pay all reasonable actual out-of-pocket costs and expenses incurred by Servicer and Lender in enforcing their rights with respect to completion of the Work under this Guaranty (collectively, the “Payment Obligations”, and each of the guaranteed obligations referred to in clauses (a) and (b) of this Section 1 are hereinafter referred to as the “Obligations”).
2.Completion of Work by Guarantors.  In the event that:  (1) in Construction Consultant’s reasonable determination, as set forth in a written notice delivered to Guarantors, Borrower is not likely to be able to obtain completion of the Work, (2) or an Event of Default has occurred and is continuing under the Loan Documents, then, in any such event Guarantor, agrees, on written demand by Servicer or Lender:  (1) to perform under this Guaranty and to make all payments required by the Obligations; and in connection with Guarantor paying and/or performing the Obligations as set forth above, Lender shall continue to fund advances to Guarantor from the Construction Reserve Funds pursuant to the terms of the Loan Agreement and the other Loan Documents; provided, however, that Lender shall not advance any funds from the Construction Reserve Funds until all Borrower Equity has been advanced as to the entire Construction Budget;  provided, further, however, that prior to any such advance after a Guarantor commences performance of the Obligations, Guarantors shall cure, or cause to be cured, all monetary Events of Default (other than the full repayment of the Loan upon maturity or following any acceleration) and all other Events of Default, as reasonably determined by Lender, excluding (x) any Events of Default that will be cured by Guarantors’ performance of the Guaranteed Obligations and (y) any non-monetary Events of Default that are specific only to Borrower or are not otherwise curable by Guarantor, as reasonably determined by Lender, and (2) not to permit any change in any or all of the Construction Budget and the Plans, except as permitted  by the Loan Agreement.
3.Completion of Work by Lender.  If Guarantors fail to commence and diligently pursue their obligations under this Guaranty within twenty (20) days after their receipt of written notice from Servicer and/or Lender demanding such performance by Guarantors, then, either before or after pursuing any other remedy of Servicer and Lender against Guarantors, Borrower, or any other Person, and regardless of whether Servicer and Lender ever pursues any such other remedy, Servicer and Lender have the right, but not the obligation, to complete the Work or call upon any other reputable parties to complete the Work substantially in accordance with the Plans, including the right to replace any contractor and any or all subcontractors, and Servicer and Lender shall have the right to expend such sums as Servicer and Lender in their sole and exclusive discretion deems proper in order to complete the Work substantially in accordance with the Plans.  During the course of any construction undertaken by Servicer and Lender or by any other party on behalf of Servicer and Lender, Guarantors shall pay upon demand any and all amounts expended by Servicer and Lender or any other party on behalf of Servicer and Lender, including all amounts due to contractors, subcontractors and suppliers and for permits, licenses, entitlements, bonds, taxes, assessments and other items necessary in connection with completion of the Work that are in excess of any undisbursed Loan proceeds allocated to such expenditures in accordance with the Construction Budget.
4.Continuing Guaranty.
(a)This Guaranty is absolute and unconditional and as such is not subject to any conditions and Guarantors are fully liable to perform all of Guarantors’ duties and obligations under this Guaranty as of the date of execution of this Guaranty.  This Guaranty constitutes a guaranty of payment and performance when due and not of collection and Guarantors hereby waive notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the Obligations (other than as otherwise required herein or under the Loan Documents), and waive diligence, presentment, protest, and suit on the part of Lender in the collection of any the Obligations.  Guarantors agree that Lender shall not be required to first endeavor to collect from the Borrower any of the Obligations, or to foreclose, proceed against, or exhaust any collateral or security for any Obligations, before requiring the Guarantors to pay the full amount of the liability hereby created and that the Guarantors’ liability hereunder shall be irrevocable irrespective of the genuineness, validity, regularity or enforceability of the Loan Agreement, the Note, the Mortgage or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  Suit may be brought and maintained against a Guarantor at the election of Lender, without joinder of the Borrower or any other Guarantor.
(b)The obligations of Guarantors hereunder shall not be affected by any errors or omissions of Borrower, any contractor, any architect, any subcontractor or any agent or employee of any of the foregoing, including such errors or omissions in the design, supervision or performance of the work related to the Work, it being understood that such risk is assumed by Guarantors.
(c)The obligations of the Guarantors hereunder are separate and distinct from, and in addition to, the obligations of the Guarantors now or hereafter arising under any other guaranties, indemnification agreements or other agreements to which such Guarantor is now or hereafter becomes a party.  In no event shall any Guarantor be entitled to any credit against amounts due under this Guaranty by reason of amounts paid to Lender or Lender’s Affiliates by such Guarantor or any other person under or by reason of the other guaranties, indemnification agreements or other agreements to which such Guarantor is now or hereafter becomes a party.
5.Representations and Warranties.  Each Guarantor hereby represents and warrants as to itself that:
(a)Such Guarantor has full capacity to execute, deliver and perform its obligations hereunder, and this Guaranty constitutes such Guarantor’s legal, valid and binding agreement, enforceable in accordance with its terms.
(b)The execution, delivery and performance of the transactions contemplated by this Guaranty will not violate, or cause a default under, any agreement or understanding to which such Guarantor is subject.

(c)To the best of such Guarantor’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to such Guarantor’s actual knowledge, threatened against or affecting such Guarantor, which actions, suits or proceedings, if determined against such Guarantor, would materially adversely affect the financial condition of such Guarantor.
(d)Such Guarantor is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Guarantor is bound that would have a material adverse effect on the business operations or the financial condition of such Guarantor, or its ability to fulfill its obligations hereunder.
(e)Such Guarantor has (i) not executed this Guaranty with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Guaranty.  No petition in bankruptcy has been filed against such Guarantor in the last ten (10) years, and such Guarantor has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any creditors rights laws.  Such Guarantor is not contemplating either the filing of a petition by it under any creditors rights laws or the liquidation of all or a major portion of such Guarantor’s assets, and such Guarantor has no knowledge of any Person contemplating the filing of any such petition against such Guarantor.
6.Remedies.  Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise.  A waiver by Lender of any right or remedy under this Guaranty on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which Lender would have had on any future occasion, nor shall Lender be liable for exercising or failing to exercise any such right or remedy.  The rights and remedies of Lender under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to Lender under applicable law or any other agreements.  If an Event of Default occurs and Lender is exercising any of its rights and remedies with respect to Borrower or any or all of the Property, to the extent permitted by applicable law, Guarantors will not object to any action taken by Lender in enforcing such rights and remedies to the extent such action is permitted by applicable law.
7.Payment Under Guaranty.  Upon written demand by Lender, Guarantors shall pay to Servicer for the account of Lender in lawful money of the United States of America each amount due by Guarantors under this Guaranty with respect to the Obligations or the other amounts due to Lender pursuant to this Guaranty.  The amount of such payment shall not be reduced by any setoff, counterclaim or crossclaim whether such setoff or claim relates to this Guaranty, the Obligations or otherwise.  All payments made by Guarantors pursuant to this Guaranty shall be made free and clear of and without deduction for any taxes, levies, imposts, deductions, charges or withholdings, and all related liabilities.  If Guarantors are required by applicable law to deduct any such item from or in respect of any sum payable to Lender under this Guaranty, the amount payable by Guarantors under this Guaranty shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum they would have received had no such deductions been made.

8.Survival; Termination.  The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Mortgage; provided, however, the obligations of Guarantors under this Guaranty shall automatically terminate (subject to the remainder of this Section 8) upon the earlier to occur of (i) upon the satisfaction of the Obligations or (ii) Completion of the Work lien-free (other than liens being contested in accordance with the Loan Agreement) and payment of all costs thereof.   Notwithstanding the foregoing, if any payment by Borrower or Guarantor is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any reason Servicer or Lender is required to refund any sums to Borrower or a Guarantor, such amounts shall not constitute a release of any liability of Guarantors under this Guaranty.  It is the intention of Lender and Guarantors that Guarantors’ obligations under this Guaranty shall not be discharged except by Guarantors’ performance of such obligations and then only to the extent of such performance.  Guarantors hereby consent that, without the necessity of any reservation of rights against Guarantors, and without notice to or further assent by Guarantors, any demand for payment of any of the Obligations made by Servicer or Lender may be rescinded by Servicer or Lender and any of such Obligations continued after such rescission.
9.Subordination.  Any indebtedness owed to a Guarantor by Borrower or any other Guarantor (“Guarantor Debt”) now or in the future is and shall be subordinated to all indebtedness (including, without limitation, the Loan) of Borrower to Lender until the Loan is repaid in full.  Guarantors acknowledge and agree that each Guarantor shall not (i) demand or accept any payment or satisfaction of any such Guarantor Debt until the Loan is repaid in full, (ii) claim any offset or other reduction of such Guarantor’s obligations hereunder because of any such Guarantor Debt and (iii) take any action to obtain any of the security described in and encumbered by the Mortgage; provided, however, that, if Lender so requests, such Guarantor Debt shall be collected, enforced and received by a Guarantor as trustee for the Lender and be paid over to Lender on account of the indebtedness (including, without limitation, the Loan) of Borrower to Lender, but without reducing or affecting in any manner the liability of such Guarantor under the other terms, provisions, covenants and conditions of this Guaranty.
10.Subrogation.  So long as the Loan remains outstanding, each Guarantor shall have no right of, and hereby defers any right or claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by a Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute.  If any amount shall be paid to a Guarantor on account of such subrogation or contribution rights at any time when all of the Obligations and all such other expenses have not been paid in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to Lender to be credited and applied in whole or in part by Lender against the Obligations, whether matured or unmatured, and all such other fees and expenses.
11.Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.Jurisdiction.  AT LENDER’S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK or in the State of GEORGIA, County of CHATHAM, AND THE GUARANTORS WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
13.Choice of Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules or any other principles that would trigger the application of any other law, and the respective rights and obligations of the Guarantors and Lender shall be governed by such laws.
14.Waiver of Jury Trial.  THE GUARANTORS AND LENDER AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE GUARANTOR OR LENDER ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE GUARANTORS AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, THE GUARANTOR WAIVES ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.
15.Notices.  All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed by certified mail return receipt requested, telecopied, sent by overnight courier, telegraphed or delivered to the following addresses (or at such other address as may hereafter be specified by the parties in writing):
(a)If to Spandrel Sponsors Fund II, LP, to its address set forth in the preamble to this Guaranty or eneuman@spandreldevelopment.com & ilevine@spandreldevelopment.com, with a copy (which shall not constitute notice) to Maynard Nexsen, 1275 Peachtree Street NE, Suite 550, Atlanta, GA 30309, Attn: Robert L. Rearden, III (RRearden@maynardnexsen.com); and if to Medalist Diversified Holdings, L.P., c/o Medalist Diversified, Inc., P.O. Box 8436, Richmond, Virginia 23226, Attn: C. Brent Winn, Jr., bwinn@medalistdst.com, with a copy (which shall not constitute notice) to Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, Attn: T. Rhys James, rjames@williamsmullen.com;

(b)If to Lender:
c/o River Rock Associates LLC 10 Glenville Street, Suite 2 Greenwich, Connecticut 06831 Attn: Justin O’Leary Email: justin@pilotregroup.com With a copy (which shall not constitute notice) to:
Spencer Fane LLP 711 Third Avenue, 17th Floor New York, NY 10017 Tel: 212-907-7367 Attn: Michael S. Weinstein Email: mweinstein@spencerfane.com

All notices and communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, provided a copy is simultaneously sent by one of the other methods herein, (iii) if sent by overnight courier, one (1) day after delivery to the overnight courier, (iv) if delivered, upon delivery, and (v) if e-mailed, upon confirmation of receipt to the above applicable addresses.

16.Counterparts.  This Guaranty may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
17.Indemnification.
(a)The Guarantors hereby indemnify, defend and hold free and harmless Lender and its employees, representatives, officers, directors, members, managers and affiliates from and against any and all losses, costs, claims, damages, liabilities and expenses, including court costs and reasonable attorney’s fees, which Lender may sustain by reason of any Guarantors’ failure to cause prompt and complete performance of the Obligations, and shall pay, or reimburse Lender for, any and all costs and expenses incurred by Lender in connection with the completion of the Work.  Lender will notify Guarantors of any legal proceeding brought against Lender for which Lender will seek indemnification and Guarantors shall have the right to seek to intervene in any such proceedings.  Upon the occurrence of an Event of Default, Lender may, but without any obligation to do so, and either before, following or during the institution of any foreclosure or other proceedings with respect to the Property, exercise any and all remedies described in the Loan Documents, provided at law or otherwise available to Administrative Agent and Lender, without it any way affecting any of its rights under this Guaranty
(b)The Guarantors shall indemnify and hold harmless Lender and its employees, representatives, officers, directors, members, managers and affiliates from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, deficiencies, costs and expenses (including reasonable attorneys’ fees and expenses) incurred or suffered by any Lender (collectively, the “Losses”) resulting from any breach by any Guarantor of any representation, warranty or covenant made hereunder or otherwise arising out of this Guaranty, including any enforcement of this Guaranty, except to the extent any such Losses are the result of the negligence, gross negligence or willful misconduct of Lender or any of its agents.

This Section 17 shall survive termination of this Guaranty.

18.WAIVER OF AUTOMATIC STAY.  EACH GUARANTOR HEREBY WAIVES ANY PROVISIONS APPLICABLE IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY INSOLVENCY, BANKRUPTCY, REORGANIZATION, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER, OR SIMILAR PROCEEDINGS INVOLVING SUCH Guarantor UNDER ANY STATE OR FEDERAL LAW REGARDING CREDITORS’ RIGHTS OR DEBTORS’ OBLIGATIONS IMPOSING AGAINST LENDER, OR OTHERWISE PROVIDING FOR, AN AUTOMATIC STAY UNDER U.S.C. SECTION 362 OR ANY OTHER PROHIBITION AGAINST LENDER’S COMMENCING, MAINTAINING, OR COMPLETING ANY PROCEEDING IN CONNECTION WITH OR THE EXERCISE OR ENFORCEMENT OF ANY OF LENDER’S RIGHTS HEREUNDER, UNDER ANY OF THE LOAN DOCUMENTS OR UNDER ANY APPLICABLE LAW.  EACH Guarantor HEREBY ACKNOWLEDGES AND CONFIRMS THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVER SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.  IN FURTHERANCE THEREOF, EACH Guarantor AND LENDER AGREE AS FOLLOWS:
(a)THAT IN THE EVENT OF IMPOSITION OF ANY SUCH STAY OR OTHER PROHIBITION, LENDER MAY SEEK TO LIFT ANY SUCH STAY OR OTHER PROHIBITION OR SEEK EXEMPTION THEREFROM;
(b)THAT SUCH GUARANTOR WILL NOT CONTEST ANY SUCH MOTION MADE BY LENDER FOR LIFTING THEREOF OR FOR EXEMPTION THEREFROM; OR
(c)THAT SUCH Guarantor WILL COOPERATE WITH LENDER IN ANY MANNER REQUESTED BY LENDER IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.
19.Assignment.Lender may assign Lender’s rights under this Guaranty in whole or in part in accordance with the terms of the Loan Agreement, and upon any such assignment all of the terms, provisions, covenants and conditions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the terms “Lender” and “Servicer” shall include, in addition to Lender and Servicer, any lawful owner, holder or pledgee of the Note and/or this Guaranty.
20.Joint and Several Obligations.  If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.
21.Contribution Among Guarantors. Nothing in this Guaranty shall limit or impair any agreement among Guarantors with respect to contribution or reimbursement among themselves for amounts paid hereunder; provided that any such rights shall be subject to Sections 9 and 10 hereof and shall not be asserted against Lender.
22.Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS:

SPANDREL SPONSORS FUND II, LP, a Delaware limited partnership

By:	/s/ Emanuel Neuman
Name:	Emanuel Neuman
Title:	Authorized Signatory

MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Title:	Chief Financial Officer